IN BRIEF

Net asset value per share	US$26.11
Market price	US$29.40
Pemium/discount	12.60%
Fund size	US$263.2m

Past performance is not a guide to future returns.
Source: State Street Corporation. *Source for index data: MSCI.

At May 31, 2004		US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month return	2.6	0.7
One year return	40.0	39.6

MANAGER’S COMMENTARY

In May, your management team went to see an Irish production of Waiting for Godot, staged in Shanghai. For those of you familiar with the play, this might seem to be a cruel and unusual punishment. I thought as I looked at my watch for the third time however, it certainly teaches the value of patience, a virtue when operating in a Chinese stockmarket battered by fears of credit tightening and economic slowdown.

Global uncertainties persist, but a high oil price and the prospect of higher US interest rates are no longer news. Here in China, our recent company visits have indicated some squeeze on the property sector from recent credit tightening measures. Consequently, we have been selling out of related stocks but we do not expect the government to rush to implement more severe measures. Creating employment is the government’s top priority (14 million new jobs is the target for 2004). Our assumption is that money supply figures for May, published in June, will show growth to be down sharply. The CPI figures for June, published in July, should also show a decline, as the large, new harvest comes in (CPI comprises 55% food here). The government will then declare victory and we can get back to business, albeit more geared to the consumer than capital goods this time. During the May holiday week, while portfolio managers were panicking, retail sales in Shanghai increased by 52.7% year-on-year. Even accounting for the SARS effect on the comparative period last year, this can be termed “robust”.

We have changed our thinking to become less bullish on the RMB in the short term because we believe China’s interest rates will now lag US rates. Our main risk, at the moment, is the revived supply of equity. As a result we will be choosy on IPOs. The on-line game company Shanda was our only subscription last month. We will also continue to avoid China’s state-owned financial sector, which is eager to sell shares to foreigners. As for a ‘hard landing’, or any landing at all, investors, like the tramps in Godot may be waiting some time.

INVESTMENT STRATEGY

Your fund is 94.6% invested with holdings in 56 companies.

During the month, we used the correction to offset earlier realised capital gains by booking some losses on China Telecom and First Tractor, where progress was slower than expected. We have also switched out of the defensive Chunghwa Telecom in Taiwan, because we are expecting the market to rally now that president Chen Shui-bian’s inauguration is out of the way. In their place we bought PCB manufacturer Tripod and IT distributor Synnex.

Our subscription to Shanda reflects our revived interest in Chinese internet stocks, some of which are once more looking to be good value. One of our larger holdings, Sohu, was buying back its own shares in May, as was its CEO.

Chris Ruffle, Martin Currie Inc

DIRECT INVESTMENT MANAGER’S COMMENTARY

The Chinese Government is adopting a series of measures to manage a mid-cycle slow down before an across-the-board overheating occurs. Current inflation is modest at circa 4% compared to 25% in 1994. This modest inflation suggests that a bumpy landing rather than a hard landing may be manageable, provided that China under similar circumstances continues to attract large amounts of foreign investments and other capital inflows. Your Direct Investment Manager believes that the secular story for China is still intact and this mid-cycle correction will present good opportunities for direct investments. We are actively building up a dealflow that could lead to closings of investments for the Fund.

KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap*	US$282.4m
Shares outstanding	10,081,913
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.
*Source: Copyright 2002 Bloomberg LP.

ASSET ALLOCATION

Source: State Street Corporation

SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon*
Industrials	19.3%	12.2%
Information technology	17.8%	20.4%
Consumer discretionary	16.3%	6.9%
Materials	7.5%	6.5%
Telecommunications	7.3%	7.9%
Financials	7.6%	30.6%
Utilities	7.9%	8.9%
Consumer staples	5.8%	0.6%
Healthcare	3.2%	0.1%
Energy	1.9%	5.9%
Other assets & liabilities	5.4%	—
Total	100.0%	100.0%

Source: State Street Corporation. *Source for index data: MSCI.

PERFORMANCE	US$ RETURNS

	NAV	Market price
	%	%
One month	2.6	10.0
Year to date	-0.3	-27.9
3 years (annualized)	19.8	33.1

Past performance is not a guide to future returns.
Source: State Street Corporation

DIRECT INVESTMENTS (2.2%)

Captive Finance	Financials	1.1%
Tomoike Industrial (HK) Ltd	Industrials	0.9%
Teco Optronics	Information technology	0.2%

15 LARGEST LISTED INVESTMENTS (46.8%)

Chaoda Modern Agriculture	Consumer staples	5.1%
BYD	Industrials	4.3%
TCL International	Consumer discretionary	4.2%
Sohu.com	Information technology	4.1%
Comba Telecom Systems	Telecommunications	3.0%
Merry Electronics	Consumer discretionary	2.9%
Anhui Expressway	Utilities	2.8%
TPV Technology	Industrials	2.7%
Taiwan Green Point	Information technology	2.7%
Cathay Financial	Financials	2.6%
China Metal Products	Materials	2.6%
Shenzhen Expressway	Utilities	2.6%
Xinao Gas	Utilities	2.5%
Synnex Technologies	Consumer discretionary	2.4%
Golden Meditech	Healthcare	2.3%

Source: State Street Corporation

FUND PERFORMANCE	US$ RETURNS

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	2.6	-10.3	-0.3	40.0	19.8	20.0	8.1
MSCI Golden Dragon	0.7	-11.8	-1.8	39.6	3.4	-0.7	n/a
Hang Seng Chinese Enterprise	6.0	-15.8	-14.6	75.0	22.6	18.7	n/a

Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2002 Bloomberg LP for the Hang Seng Chinese Enterprise.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as of May 31, 2004.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as of May 31, 2004.

DIVIDEND HISTORY CHART

Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO — IN FULL	AT MAY 31, 2004

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					50.6%
Chaoda Modern Agriculture	682 HK	HK$2.45	43,089,900	13,268,467	5.1%
BYD	1211 HK	HK$26.90	3,225,000	11,275,356	4.3%
TCL International	1070 HK	HK$2.85	32,318,000	11,091,807	4.2%
Comba Telecom Systems	2342 HK	HK$4.00	15,356,000	7,831,578	3.0%
Anhui Expressway	995 HK	HK$3.23	17,778,000	7,470,131	2.8%
TPV Technology	903 HK	HK$5.5	9,968,000	7,097,984	2.7%
Shenzhen Expressway	548 HK	HK$2.45	21,494,000	6,687,488	2.6%
Xinao Gas	2688 HK	HK$3.60	13,976,000	6,545,002	2.5%
Golden Meditech	8180 HK	HK$3.43	13,950,000	6,130,118	2.3%
Fountain Set	420 HK	HK$5.65	6,714,000	4,867,028	1.8%
Sinotrans	598 HK	HK$2.75	12,835,000	4,610,924	1.8%
Solomon Systech	2878 HK	HK$1.84	20,698,000	4,833,189	1.8%
Weichai Power	2338 HK	HK$14.45	2,536,000	4,701,659	1.8%
Yanzhou Coal Mining	1171 HK	HK$7.40	5,186,000	4,890,507	1.8%
China Telecom	728 HK	HK$2.45	13,000,000	4,086,424	1.5%
Proview International	334 HK	HK$1.80	17,644,000	4,074,775	1.5%
China Fire Safety	8201 HK	HK$0.46	50,380,000	2,908,739	1.1%
Hong Kong.com	8006 HK	HK$0.72	30,232,000	2,831,547	1.1%
Natural Beauty Bio-Technology	157 HK	HK$0.55	32,780,000	2,313,160	0.9%
Asia Zirconium	395 HK	HK$1.15	13,196,000	2,014,760	0.8%
Beiren Printing Machinery	187 HK	HK$2.23	7,000,000	1,998,306	0.8%
China Rare Earth	769 HK	HK$1.08	15,254,000	2,054,977	0.8%
Ocean Grand Chemicals	2882 HK	HK$1.04	17,379,000	2,229,763	0.8%
Sino Golf	361 HK	HK$1.44	11,835,000	2,141,023	0.8%
Nanjing Dahe Outdoor Media	8243 HK	HK$0.40	37,500,000	1,876,419	0.7%
First Tractor	38 HK	HK$1.24	9,950,000	1,544,694	0.6%
Jingwei Textile Machinery	350 HK	HK$1.88	5,936,000	1,424,195	0.5%
Arcontech	8097 HK	HK$0.17	18,386,000	408,101	0.2%
Taiwan					33.8%
Merry Electronics	2439 TT	NT$85.0	2,844,208	7,595,934	2.9%
Taiwan Green Point	3007 TT	NT$130.0	1,831,200	6,978,617	2.7%
Cathay Financial	2882 TT	NT$57.5	3,862,000	6,895,394	2.6%
China Metal Products	1532 TT	NT$37.8	5,873,408	6,838,357	2.6%
Synnex Technologies	2347 TT	NT$55.5	3,659,640	6,369,366	2.4%
Fubon Financial	2881 TT	NT$32.0	5,453,952	5,433,495	2.1%
Ability Enterprise	2374 TT	NT$27.3	5,614,840	4,700,796	1.8%
Chicony Electronics	2385 TT	NT$62.5	2,500,960	4,690,472	1.8%
CMC Magnetics	2323 TT	NT$21.1	7,100,000	4,772,393	1.8%
Polaris Securities	2854 TT	NT$17.6	8,359,377	4,615,530	1.7%
Cheng Shin Rubber	2105 TT	NT$42.3	3,016,400	3,864,975	1.4%
United Microelectronics	2303 TT	NT$27.8	4,000,000	3,480,870	1.3%
Data Systems Consulting	2447 TT	NT$23.1	3,968,339	2,762,654	1.1%
Vanguard International Semiconductor	5347 TT	NT$15.8	6,000,000	2,862,716	1.1%
ChungHwa Telecom	2412 TT	NT$54.0	1,549,000	2,556,489	1.0%
Wintek	2384 TT	NT$43.0	2,048,000	2,734,764	1.0%
Tsann Kuen Enterprise	2430 TT	NT$45.8	1,700,000	2,326,181	0.9%
Soft-World International	5478 TT	NT$88.0	790,000	2,204,651	0.8%
Taiwan FamilyMart	5903 TT	NT$50.0	1,478,520	2,218,335	0.8%
Tripod Technology	3044 TT	NT$46.2	1,179,000	1,712,336	0.7%
Yieh United Steel	9957 TT	NT$16.0	3,500,000	1,732,933	0.7%
Taiwan Hon Chuan Enterprise	9939 TT	NT$32.5	1,544,435	1,557,180	0.6%
B shares					1.9%
China International Marine	200039 CH	HK$16.7	2,442,747	5,008,288	1.9%
New York					6.1%
Sohu.com	Sohu US	US$20.65	526,286	10,867,806	4.1%
Shanda Interactive		US$16.33	324,300	5,195,286	2.0%
Direct					2.2%
Captive Finance			2,000,000	3,045,000	1.1%
Tomoike Industrial			825,000	2,353,622	0.9%
Teco Optronics			1,500,000	450,113	0.2%
Other assets & liabilities					5.4%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL(246 2255)
www.chinafundinc.com

Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser. MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

China Fund Inc (the fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed-ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the fund. Asian Direct Capital Management is the direct investment manager to the fund.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

Please remember that past performance is not a guide to future returns. Markets and currency movements can cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.